UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2007

____________________

Standard Drilling, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51569 (Commission File Number)	84-1598154 (I.R.S. Employer Identification No.)
1667 K St., NW, Ste. 1230 Washington, DC (Address of Principal Executive Offices)	20006 (Zip Code)
Registrant’s telephone number, including area code: (202) 955-9490

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Exploration and Production Sharing Agreement

On January 16, 2007 Standard Drilling, Inc. (“Standard Drilling”) entered into a Business Opportunity Agreement with Calibre Energy, Inc. (“Calibre”). In the Business Opportunity Agreement, Standard Drilling agrees not to acquire, invest in or operate any oil and gas exploration, exploitation, development and production business other than specified prospects that Standard Drilling currently holds. In exchange, Calibre agrees not to acquire, invest in or operate any oilfield services business, including any oilfield drilling business. The Business Opportunity Agreement will expire December 31, 2009, provided either party may terminate the agreement if there is a change of control of the party.

This summary description of the Business Opportunity Agreement does not purport to be complete and is qualified in its entirety by reference to the document that is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed as part of this 8-K:

Exhibit No. Description

10.1 Business Opportunity Agreement dated January 16, 2007 between Standard Drilling, Inc. and Calibre Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DRILLING, INC.

Date: January 17, 2007   By: /s/ Prentis B. Tomlinson, Jr.
Name: Prentis B. Tomlinson, Jr., CEO

EXHIBIT INDEX

Exhibit No. Description

10.1 Business Opportunity Agreement dated January 16, 2007 by and between Standard Drilling, Inc. and Calibre Energy, Inc.